AGREEMENT TO PURCHASE ASSETS
                             AND ASSUME LIABILITIES

                  This AGREEMENT TO PURCHASE ASSETS AND ASSUME LIABILITIES ("Agreement") is made and entered into as of the 1st day of April, 1997 by and between UNITED COMMONWEALTH BANK, FSB, a federal savings bank ("Buyer"), and REPUBLIC BANK AND TRUST COMPANY, a Kentucky banking corporation ("Seller").

         W I T N E S S E T H:

                  WHEREAS, Buyer desires to acquire certain fixed assets and assume certain deposit liabilities of Seller, and Seller desires to sell, assign and transfer to Buyer such assets and liabilities as further described in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

                  1.1 Definitions. As used in this Agreement, the following terms have the definitions indicated:

         "Accrued Interest" means interest on Deposits which is accrued but unpaid through the Closing Date (as hereinafter defined).

         "Assets" means the Cash on Hand, Fixed Assets, the Real Property and Improvements, and the Records.

         "Branch" means the branch office of Seller located in Calloway County, Kentucky, including all Real Property and Improvements.

         "Cash on Hand" means the amount of all actual United States currency and coinage on hand at the Branch as of the Closing Date and identified on the Final Balance Sheet.

         "Closing Balance Sheet" means the balance sheet dated as of the close of business on the business day immediately preceding the Closing Date reflecting the balance sheet categories of assets and liabilities of Seller being purchased, accepted and assumed by Buyer pursuant to this Agreement and which is used to determine the Closing Payment (as defined herein).

         "Deposits" means those deposit accounts as of the Closing Date which are defined as deposits under Section 3(l) of the Federal Deposit Insurance Act (12 U.S.C. 1813(l), which are maintained with or at the Branch and that remain on deposit with Seller as of the Closing Date and are reflected on the Final Balance Sheet. Notwithstanding the foregoing, Deposits shall not include Overdrawn Accounts, or deposit accounts presently subject to escheat.

         "Encumbrances" means all mortgages, claims, charges, liens, encumbrances, easements, restrictions, options, pledges, calls, commitments, security interests, conditional sales agreements, title retention agreements, leases and other restrictions of any kind whatsoever other than the Permitted Exceptions.

         "Final Balance Sheet" means the balance sheet dated as of the Closing Date reflecting the balance sheet assets and liabilities of Seller being purchased, accepted and assumed by Buyer pursuant to this Agreement and which is used to determine the Final Closing Payment (as defined herein).

         "Fixed Assets" includes all furniture, equipment, trade fixtures and other tangible personal property (including safe deposit boxes) located in or upon the Branch, including without limitation those assets listed on Exhibit A hereto, but excluding those assets listed on Exhibit B.

         "Loans" means the loans set forth on Exhibit C hereto, together with all accrued but unpaid interest thereon, which were made by Seller at the Branch and are collateralized by Deposits. The term "Loans" shall include, without limitation, all right, title and interest of Seller in and to the collateral held as security for the Loans, and any other right, title or interest related in any way to the Loans.

         "Out-of-Area Deposits" means all Deposits in deposit accounts owned [a] by a depositor with an address that is not located in Calloway County, Kentucky or a contiguous county or [b] by Seller or an affiliate of Seller.

         "Overdrawn Accounts" means all Deposits that are overdrawn at the Branch on the Closing Date, other than those overdrawn Deposits, if any, that Buyer may designate at the Closing.

         "Net Book Value" means the book value of an asset on the accounting records of Seller.

         "Permitted Exceptions" means liens for real estate taxes accrued but not yet payable, and such imperfections of title and encumbrances as do not materially detract from the value or interfere with the use of the property as offices of a financial institution or other commercial enterprise.

         "Real Property and Improvements" means the real property owned by Seller on which the Branch is located as more particularly described on Exhibit D hereto, together with all improvements made thereon.

         "Records" means (a) all available records and original documents (including warranties on Fixed Assets) pertaining to the Assets and (b) all records and original documents relating to the Deposits.

                                   ARTICLE 2.
                               TERMS OF PURCHASE

                  2.1 PURCHASE AND SALE OF ASSETS. At the Closing (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Assets. The conveyance shall be effected by means of such appropriate deeds of general warranty, bills of sale and other assignments, together with such other appropriate instruments of title as Buyer may reasonably request, as shall be sufficient to vest and confirm in Buyer good and marketable title thereto, free and clear of all Encumbrances. Any recording fee, sales tax, documentary transfer tax or other assessment with respect to recordation of such conveyance shall be paid by Buyer.

                  2.2 PURCHASE PRICE AND ALLOCATION. Buyer shall assume at the Closing the liabilities of Seller set forth in Section 2.3, and shall pay to Seller at the Closing, in the manner set out in Section 3.2 hereof, the following:

                  A. A core deposit premium equal to ten percent (10%) of the principal amount of the Deposits (less Out-of-Area Deposits) at the Closing
Date;

                  B. A sum equal to the Net Book Value of the Fixed Assets and the Real Property and Improvements as of December 31, 1996, less accumulated depreciation and amortization from December 31, 1996 through the Closing Date;

                  C.       A sum equal to the Cash on Hand as of the Closing
Date; and

                  D. A sum equal to the outstanding principal balance of and all accrued but unpaid interest on the Loans as of the Closing Date, calculated in accordance with generally accepted accounting principles consistently applied.

                  2.3      ASSUMPTION OF LIABILITIES.

                  A. DEPOSITS. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Buyer shall assume liability for the payment and performance of Seller's obligations on the Deposits, and all Accrued Interest thereon, in accordance with the terms of such Deposits in effect on the Closing Date.

                  B. RELATED ASSETS AND OBLIGATIONS. Except as expressly set forth in this Section 2.3, it is expressly understood and agreed that Buyer shall not assume or be liable for any of the debts, obligations or liabilities of Seller of any kind or nature whatsoever including, but not limited to, any obligations to provide services incidental to the operation of the Branch, any tax or debt, any liability for unfair labor practices, any liability or obligation of Seller arising out of any threatened or pending litigation, any liability with respect to personal injury or property damage claims, any liability arising out of claims of employees employed at the Branch for bonuses, salaries, wages or other payments or benefits in respect of services performed at the Branch prior to the Closing Date, any liability under or in connection with any "employee benefit plan" as defined in Section 3(3) of ERISA which is maintained by Seller and covers any employees at the Branch, any liability Seller may have incurred or will incur in connection with the transactions contemplated by this Agreement, or any other liability Seller may have incurred prior to the Closing Date in connection with the operation of the Branch.

                  C.       REIMBURSEMENT FOR DEPOSITS.   In consideration for
assuming the Deposits and the Accrued Interest thereon, Seller shall pay to Buyer an amount in immediately available funds equal to the sum of 100% of the Deposits and all Accrued Interest thereon as of the Closing Date.

                  2.4 PRORATIONS. All personal property taxes with respect to the Fixed Assets, all real property taxes with respect to the Real Property and Improvements and all other items of income and expense attributable to the Assets capable of proration, including without limitation deposit taxes and assessments, if any, shall be prorated between the parties as of the Closing Date on the basis of a 30-day month and 360-day year.

                                   ARTICLE 3.
                                    CLOSING

                  3.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wyatt, Tarrant & Combs, 2800 Citizens Plaza, Louisville, Kentucky 40202, at 10:00 a.m. on such date as the parties may fix, but not later that the fifth business day after the satisfaction of the conditions set forth in Sections 6.1C and 6.2C of this Agreement ("the Closing Date"). The Closing shall be effective as of the close of business of Seller on the Closing Date.

                  3.2 CLOSING PAYMENT. The amount owed Seller by Buyer pursuant to Section 2.2 will be deducted from the amount owed Buyer by Seller pursuant to
Section 2.3C and netted with the amount due the appropriate  party under Section
2.4 to determine the closing payment due Buyer from Seller as of the Closing (the "Closing Payment"). Seller shall pay the Closing Payment to Buyer on the Closing Date in immediately available funds. Because the parties acknowledge that certain amounts to be paid may not be finally determinable until after the Closing Date, the Closing Payment will be paid as follows:

                  A. Prior to the Closing, Seller shall deliver to Buyer the Closing Balance Sheet, certified by its Chief Financial Officer as being true and correct, so that, at the Closing, Seller and Buyer can calculate the Closing Payment, as if the Closing Date occurred at the close of business on the business day prior to the Closing Date. Seller shall pay the amount of the Closing Payment, so calculated, to Buyer at the Closing.

                  B. As promptly as practicable following the Closing Date, and in any event not later than 30 days after the Closing Date, Seller and Buyer shall agree upon a Final Balance Sheet, updating as of the Closing Date all information set forth on the Closing Balance Sheet, and making a final determination of the Closing Payment as of the Closing Date (the "Final Closing Payment"). The Final Closing Payment calculated from the Final Balance Sheet shall be netted against the amount paid on the Closing Date, and any resulting amount payable by Seller to Buyer or by Buyer to Seller shall be paid in immediately available funds within one business day of the parties agreeing upon the Final Balance Sheet and the Final Closing Payment due as of such date. If Seller and Buyer are unable to agree on the Final Balance Sheet and the Final Closing Payment calculated thereby within 30 days following the Closing Date, either party may, within 40 days after the Closing Date, refer any disputes regarding preparation of the Final Balance Sheet and/or the calculation of the Final Closing Payment as of such date to a firm of independent certified public accountants mutually agreeable to Seller and Buyer whose written determination with respect to such dispute shall be final and binding on such parties. The costs and expenses of such submission shall be divided equally between Seller and Buyer.

                  3.3 SALES TAXES AND RECORDING FEES. Seller shall pay all transfer and sales taxes resulting from the sale or transfer of the Assets, and Seller shall indemnify and hold Buyer harmless against all liabilities for any taxes on or resulting from the sale or transfer of the Assets, including any tax on any gain or income incurred by Seller as a result of such sale or transfer. Buyer shall pay all recording and filing fees resulting from the sale or transfer of the Assets, and Buyer shall indemnify and hold Seller harmless from any and against all liabilities for any recording and filing fees resulting from the sale or transfer of the Assets.

                                   ARTICLE 4.
                                   COVENANTS

                  4.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. Except with the prior written consent of Buyer or as expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement and continuing until the Closing Date, Seller shall not:

                  A. Conduct business at the Branch other than in the usual, regular and ordinary course or fail to use commercially reasonable efforts to preserve the Branch intact or to preserve the good will of the customers at and others having business relations with the Branch;

                  B. Cancel any claims that it might have possessed with respect to the Assets, or cancel or waive any material rights related to the Assets or sell, lease, encumber, or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of the Assets;

                  C. Cause the Branch to engage or participate in any material transaction or incur or sustain any material obligation, except for transactions or obligations entered into by Seller prior to the date hereof and set out on SCHEDULE 4.1C hereto;

                  D. Offer, at the Branch, rates on accounts above or below, or terms on accounts more or less restrictive than, those generally offered on the same type of account by other financial institutions in the Calloway County, Kentucky banking market, consistent with past practice;

                  E. Cause the Branch to transfer, including without limitation to Seller's other operations or branches, any Deposits, Loans or Fixed Assets at the Branch;

                  F. Cause the Branch to transfer any Deposits, including without limitation to Seller's other operations or branches, except upon the unsolicited request of a depositor in the ordinary course of business;

                  G. Transfer, assign, encumber or otherwise dispose of or enter into any commitment, contract, agreement, understanding or other arrangement to transfer, assign, encumber or otherwise dispose of any of the Assets or any of the collateral securing the Loans, except as contemplated by this Agreement;

                  H. Invest in any Fixed Assets on behalf of the Branch, except for commitments made on or before the date of the Agreement and for normal maintenance in the ordinary course of business;

                  I. Undertake any actions which are inconsistent with a program to use all reasonable efforts to maintain good relations with employees employed at the Branch, unless such actions are required or permitted by this Agreement;

                  J. Increase or agree to increase the salary, remuneration or compensation (including any insurance, pension or other benefit plan) payable or to become payable to persons employed at the Branch other than in accordance with Seller's customary policies and/or bank-wide changes, or pay or agree to pay any uncommitted bonus to any such employees other than regular bonuses granted based on historical practice;

                  K. Hire any new employees at the Branch, except in replacement of current employees;

                  L. Violate any law, statute, rule, governmental regulation, order or undertaking which violation might have an adverse effect on the Assets;

                  M. Fail to maintain the Records in the usual manner on a basis consistent with that heretofore employed; or

                  N. Transfer employees to and from the Branch and Seller's other operations.

                  4.2 ASSISTANCE IN OBTAINING REGULATORY APPROVALS. Seller agrees to use its best efforts to obtain all approvals and consents necessary to complete the transactions contemplated hereby, and Seller will provide promptly to Buyer or to the appropriate regulatory authorities all information reasonably required to be submitted by Seller in connection with approvals of the transactions contemplated by this Agreement.

                  4.3 NO ENCUMBRANCES. Between the date of this Agreement and the Closing Date, Seller will not create or suffer to exist any new Encumbrance on any of the Assets, or otherwise enter into any transaction or make any commitment or agreement relating to any of the Assets without the prior written consent of Buyer.

                  4.4 INSURANCE POLICIES. Seller will maintain in effect until the Closing all current insurance policies listed in Schedule 5.1G hereto.

                  4.5 BOOKS AND RECORDS. To the extent not limited or prohibited by applicable law or by bank regulatory policies or regulations, all books and records relating to the office operations, assets and liabilities of the Branch prior to the Closing Date which are retained and/or maintained by one party shall be open for inspection by the other party and its authorized agents, representatives and regulators during regular business hours after the Closing Date and the party with the right of inspection may, at its own expense, make such copies of and excerpts from such records as it may deem desirable. All such books and records shall be maintained by a party for a period which is at least the longer of the period required by law or the normal retention period under such party's records management program unless the parties shall, applicable law permitting, agree upon a shorter period. Should one party's audit or inspection of records in another party's possession result in the second party's employees or agents having to devote any substantial amount of time or such party having to allocate facilities or equipment or having to incur any substantial costs, then the second party shall be entitled to reasonable reimbursement for all such costs incurred.

                  4.6 FURTHER ASSURANCES. On and after the Closing Date, Seller shall (a)ygive such further assistance to Buyer and shall execute, acknowledge and deliver all such bills of sale, deeds, acknowledgments and other instruments and take such further action as may be necessary and appropriate effectively to vest in Buyer full, legal and equitable title to the Assets, and (b)yuse its best efforts to assist Buyer in the orderly transition of the operations being acquired by Buyer.

         In particular, and without limiting the foregoing:

         [1] Seller will remit to Buyer promptly after receipt by Seller after the Closing Date at any of its other offices all payments relating to Loans or amounts intended for deposit to the accounts which are part of the Deposits or otherwise relating to the Deposits or the Loans; and

         [2] With respect to checks or drafts drawn against accounts which are Deposits, Seller will cooperate with Buyer and take all reasonable steps requested by Buyer to ensure that, on or after the Closing Date, each such item which is coded for presentment to Seller or to any bank for the account of Seller is made available to Buyer in a timely manner and in accordance with applicable law and clearing house rule or agreement.

                  4.7 INSPECTION. Seller will permit the accountants, counsel and other authorized representatives of Buyer, during normal business hours, to inspect the facilities, books, Records, files, contracts, agreements, books of account, tax returns, compliance and other reports of examination by regulatory authorities, and other corporate documents related to the Branch and/or the Assets and confer with any officers or employees of it as the same relate to the Branch. Seller shall cause to be furnished to Buyer and its advisors all such other information concerning its business and properties, as it may reasonably request from time to time, including without limitation historical information relating to deposit accounts previously maintained at the Branch; provided, however, that such information is in existence as of the date hereof and will not require the generation of new or previously nonexisting data or reports. Notwithstanding the foregoing, no investigation or inspection in accordance with this Section 4.7 shall affect or otherwise diminish any of the representations and warranties made by, or the conditions to the obligations to consummate the transactions contemplated hereby, of Seller.

                  4.8 NOTIFICATION OF MATERIAL CHANGES AND LITIGATION. Seller shall provide Buyer with prompt written notice of (a) any adverse or potentially adverse material change in the condition of the Assets; (b) any event or condition of any character (whether actual, threatened or contemplated) that has materially adversely affected, or can reasonably be expected to materially and adversely affect, the Assets; (c) all claims, regulatory proceedings and litigation involving the Assets; and (d) all changes in the information set forth on any Exhibit or Schedule hereto.

                  4.9 DELIVERY OF STATEMENTS OF CONDITION. Prior to the Closing, Seller shall furnish to Buyer, on the fifteenth (15th) and last business day of each month, a summary trial balance for the Branch and, upon request by Buyer, a complete trial balance for the Branch.

                  4.10 OBTAINING REGULATORY APPROVALS. Buyer agrees to use its best efforts to obtain, and to file with the appropriate regulatory authorities promptly all applications necessary to obtain, all approvals and consents necessary to complete the transactions contemplated hereby, including any such notices or applications required to be filed by Buyer with the Office of the Thrift Supervision. Seller agrees to use its best efforts to file promptly any regulatory applications and notices required to be filed by it in connection with the transaction.

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES

                  5.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer as follows:

                  A. CORPORATE STANDING; AUTHORIZATION. Seller is a banking corporation duly organized, validly existing and in good standing under the laws of Kentucky and has full corporate power and authority to own or hold under lease the properties it now owns or holds under lease and to carry on the business presently being conducted by it. Neither the execution and delivery by Seller of this Agreement, nor the consummation of the transactions contemplated hereby, will result in, nor will cause, any violation of, or constitute a default under, any provision of the Articles of Incorporation or Bylaws of Seller, or of any lease, mortgage, note, bond, loan agreement, license, judgment, order or other instrument or obligation to which Seller is a party or is bound or to which Seller or any of its properties or assets are subject, except as set forth on Schedule 5.1A hereto. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. Seller has all requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement.

                  B. LEGAL PROCEEDINGS. Except as set forth on Schedule 5.1B hereto, there are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of Seller, threatened against or affecting Seller or any interest or right of Seller, as such might relate to the Branch, or against or affecting the Assets.

                  C. COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.1C hereto, Seller is in compliance in all material respects with all statutes and regulations applicable to the conduct of Seller's business at the Branch. Neither Seller nor any of its predecessors has received notice from any agency or department of federal, state or local government asserting a violation of any law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) that would have a material adverse effect on the financial condition, results of operations, business or Assets of the Branch. Seller holds all permits, licenses, exemptions, orders and approvals of all governmental entities which are necessary to the operation of the Branch and is in compliance with the terms thereof.

                  D. BROKERS. Buyer will not have any liability to any broker, finder or financial advisor engaged by Seller or its affiliates in connection with the negotiations relating to or the transactions contemplated by this Agreement.

                  E. ASSETS. The Net Book Value of the Fixed Assets and Real Property and Improvements as of December 31, 1996 was, and as of the Closing Date will be, determined in accordance with generally accepted accounting principles, consistently applied. Except as set forth on Schedule 5.1E hereto, Seller has good and marketable title to (in the case of the Real Property and Improvements, in fee simple) all of the Assets, free and clear of all Encumbrances. Delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in Buyer, free and clear of all Encumbrances. The current use of the Real Property and Improvements fully complies with all applicable laws, regulations and ordinances. Title to the Real Property and Improvements is insurable at standard and customary rates without any exceptions, except for the Permitted Exceptions. At Closing, all of the Real Property and Improvements and the Fixed Assets will be in good condition and repair, ordinary wear and tear excepted, and will be sufficient to enable Buyer to operate the Branch.

                  F. OPERATION. To the knowledge of Seller, there are no facts or circumstances existing or threatened which would have a material adverse effect on the present or future use of the Branch as a banking office. The Branch and the current use thereof is in compliance with, and neither Seller nor any of its predecessors has received notice nor has knowledge that any governmental authority nor any employee or agent thereof considers the Branch to violate or to have violated, fire, zoning, health, safety, building, hazardous waste or environmental code or other ordinance, law or regulation or order of any government or any agency, body or subdivision thereof, or any private covenants, restrictions or easements. Except for the Permitted Exceptions, neither Seller nor the Real Property and Improvements is subject to any other agreement relating to the use of the Real Property and Improvements.

                  G. INSURANCE. All of the properties and assets of Seller at the Branch are covered by effective insurance in amounts at least equal to their fair market value and against such losses and risks as are generally insured against by comparable businesses. All insurance policies and bonds maintained by Seller with respect to the Assets are set out on Schedule 5.1G hereto. All of such policies and bonds are in full force and effect and Seller has not received any notice of premium increases or cancellations with respect to any of such policies and bonds.

                  H. TAXES. All deposit, income, payroll, withholding, property, excise, sales, use and transfer taxes relating to the Branch imposed by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority which are due and payable by Seller prior to the Closing have been paid in full, or will be so paid prior to the Closing.

                  I. SERVICE CONTRACTS. Except as set forth on Schedule 5.1.I hereto, Seller has no contracts or other agreements relating to the rendering by third parties of services to the Branch.

                  J. DEPOSITS. The deposit records of Seller accurately reflect the Deposits and are and shall be sufficient to enable Buyer to conduct a banking business with respect to the Branch in accordance with safe and sound banking practices customary in the banking industry. The Deposits have been established and maintained, and transactions affecting the Deposits have been processed, in accordance with applicable laws and regulations. There are no special agreements between Seller and any depositor at the Branch relating to the Deposits. Since December 31, 1996, Seller has not transferred any of the Deposits held by Seller at the Branches to any of Seller's other offices, or to any banking office of any affiliate of Seller, except at the express unsolicited request of the depositor in the ordinary course of business.

                  M. LOANS. All of the Loans have been made for good, valuable and adequate consideration in the ordinary course of business of Seller, are evidenced by notes or other evidences of indebtedness that are true and genuine and are, to the knowledge of Seller, collectible in full. There are no uncured violations or violations with respect to which refunds or restitution may be required with respect to the Loans and no alleged violations have been cited in any compliance report to Seller as a result of examination by any regulatory authority and the loan documentation with respect to the Loans complies in all material respects with all applicable laws and regulations. No Loan has been adversely classified in any regulatory examination or by Seller's internal classification system and no Loan is 90 days or more past due, has been restructured or is classified as nonaccrual. Each of the Loans is collateralized by Deposits.

                  K. ENVIRONMENTAL MATTERS. The Real Property and Improvements are in material compliance with all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to the environment ("Environmental Laws"). Except as set forth on Schedule 5.1K hereto, and to the knowledge of Seller [i] no "Hazardous Wastes" (as hereinafter defined) have ever been generated, transported, treated, stored, or disposed of on any of the Real Property and Improvements or the Branch, and [ii] Seller has not transported or disposed of or caused or permitted any person to transport or dispose of any Hazardous Wastes on the Real Property and Improvements or the Branch other than in accordance with all Environmental Laws. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or, to the knowledge of Seller, threatened, alleging violation of any Environmental Laws relating to the Real Property and Improvements or the Branch. Without limiting the generality of the foregoing, and to the knowledge of Seller no asbestos, PCBs or other Hazardous Wastes or any petroleum product or constituents thereof is present on, in or under any of the Real Property and Improvements or the Branch. "Hazardous Wastes" for purposes of this Agreement shall include, without limitation: [i] hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq.,  the  Resource  Conservation  and Recovery  Act, 42 U.S.C.
Section 6901 et seq., and any other applicable federal, state or local law, rule, regulation, ordinance or requirement, all as amended or hereafter amended; [ii] petroleum, including without limitation crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); [iii] any radioactive material , including without limitation any source, special nuclear, or by-product material as defined in 42 U.S.C. Section 2011 et seq.; and [iv] asbestos or any asbestiform minerals in any form or condition.

                  L. CONSENTS. Except as set forth on Schedule 5.1A hereto, no filing with or notification, consent, approval or authorization of any governmental or non-governmental entity, is required for the execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby, other than the approvals of the Office of Thrift Supervision, the Kentucky Department of Financial Institutions and the FDIC.

                  M.       EMPLOYEES.       SCHEDULE 5.1M hereto contains a true
and complete list of all employees employed by Seller at the Branch, their current titles and/or positions and the rate of compensation currently paid to each of them.

                  N. FULL DISCLOSURE. No representation or warranty of Seller contained in this Agreement and no statement of Seller contained in this Agreement or in any instrument furnished or to be furnished to Buyer hereunder contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

                  5.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that:

                  A. CORPORATE STANDING; AUTHORIZATION. Buyer is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States and has full corporate power and authority to own or hold under lease the properties is now owns or holds under lease and to carry on the business presently being conducted by it. Neither the execution and delivery by Buyer of this Agreement nor the consummation of the transactions contemplated hereby will result in, nor will cause, any breach or violation of, or constitute a default under, any provision of the Charter or Bylaws of Buyer, or of any lease, mortgage, note, bond, loan agreement, license, judgment, order or other instrument or obligation to which Buyer is a party or is bound or to which it or any of its assets is subject. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. Buyer has all requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement.

                  B. BROKERS. Neither Buyer, nor any of its shareholders, officers, directors, or employees, has employed any broker, finder or financial advisor or incurred any liability for fees or commissions in connection with the negotiations relating to or the transactions contemplated by this Agreement.

                  C. CONSENTS. Except as set forth on Schedule 5.2C hereto, no filing with or notification, consent, approval or authorization of any governmental or non-governmental entity, is required for the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby, other than the approvals of the Office of Thrift Supervision, the Kentucky Department of Financial Institutions, and the Federal Deposit Insurance Corporation.

                  D. CONSUMMATION OF TRANSACTIONS CONTEMPLATED BY AGREEMENT. Buyer has no knowledge of any fact or circumstance that would prevent it from consummating the transactions contemplated by this Agreement or from obtaining the regulatory approvals necessary for it to consummate the transactions contemplated by this Agreement.

                  E. FULL DISCLOSURE. No representation or warranty of Buyer contained in this Agreement and no statement of Buyer contained in this Agreement or in any instrument furnished to Seller hereunder contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE 6.
                              CONDITIONS PRECEDENT

                  6.1 CONDITIONS TO OBLIGATION OF SELLER. The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions precedent on or before the Closing Date, any of which may be waived by Seller:

                  A. The representations and warranties of Buyer set forth in Sectiony5.2 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, and Buyer shall have furnished to Seller a certificate of an executive officer of Buyer to that effect;

                  B. Buyer in all material respects shall have performed and observed its obligations and covenants as set forth in this Agreement prior to or on the Closing Date and shall have delivered to Seller a certificate of an executive officer of Buyer to that effect;

                  C. Receipt of all permits, consents, approvals and authorizations from federal and state governmental authorities and regulatory agencies necessary to effect the transactions contemplated herein (including the expiration of all applicable waiting periods); and

                  D. There shall not be threatened, instituted or pending any action or proceeding before any domestic or foreign court or governmental agency or other regulatory or administrative agency or commission, or by any other person [i]ychallenging the transactions contemplated by this Agreement or the terms thereof or [ii]yseeking to prohibit the transactions contemplated by this Agreement, which, in the opinion of Seller's counsel, has a reasonable probability of success.

                  6.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions precedent on or before the Closing Date, any of which may be waived by Buyer:

                  A. The  representations  and warranties of Seller set forth in
Section 5.1 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, and Seller shall have furnished to Buyer a certificate executed by an executive officer of Seller to that effect;

                  B. Seller in all material respects shall have performed and observed its obligations and covenants as set forth in this Agreement prior to or at the Closing Date and shall have delivered to Buyer a certificate executed by an executive officer of Seller to that effect;

                  C. Receipt of all permits, consents, approvals and authorizations from federal and state governmental authorities and regulatory agencies necessary to effect the transactions contemplated hereby and the operation of the Branch by Buyer (including the expiration of all applicable waiting periods), on terms and conditions which are satisfactory to Buyer (other than standard terms and conditions);

                  D. Buyer shall have received (at its sole cost and expense) with respect to the Real Property and Improvements: [i] a Level 1 site assessment from a reputable environmental engineering firm, the results of which are satisfactory to Buyer in its good faith judgment; [ii] current surveys sufficient in detail to permit deletion of the survey exception from any owner's policy of title insurance obtained by Buyer; and [iii] an owner's policy of title insurance issued by a title insurer satisfactory to Buyer in an amount at least equal to the Net Book Value insuring title to such real property to be in Buyer as of the Closing, subject only to the Permitted Exceptions;

                  E. There shall not be threatened, instituted or pending any action or proceeding before any domestic or foreign court or governmental agency or other regulatory or administrative agency or commission, or by any other person [i] challenging the transactions contemplated by this Agreement or the terms thereof or [ii] seeking to prohibit the transactions contemplated by this Agreement, which, in the opinion of Buyer's counsel, has a reasonable probability of success; and

                  F. There shall have been no material adverse change in the business, condition, or operations of the Branch or the ability to conduct banking operations at the Branch, or in the physical condition of the Real Property and Improvements from the physical condition that exists as of the date of this Agreement, or in the quality of the Loans from the quality that exists as of the date of this Agreement.

                                   ARTICLE 7.
                                INDEMNIFICATION

                  7.1 SURVIVAL. The representations and warranties made by the parties to this Agreement, and their respective obligations to be performed under the terms hereof at, prior to, or after the Closing, shall survive the Closing.

                  7.2 INDEMNITY OF BUYER. Seller will indemnify, defend, and hold harmless Buyer against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that Buyer incurs or suffers, which arise, result from or relate to [i] any breach of, or failure by Seller to perform, any of the representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished by Seller pursuant to this Agreement; [ii] the operation of the Branch prior to the Closing; [iii] any violation of any federal, state or local laws or regulations in connection with the origination of the Loans or Deposits or Seller's acquisition of the Assets including, without limitation, any failure by Seller or its predecessors to properly and timely make disclosures to customers required by such laws or regulations; and [iv] any liability of Seller, whether or not relating to the Branch, that is not expressly assumed by Buyer under this Agreement. The right of indemnity of Buyer as set forth in this Section 7.2 shall be in addition to all other rights or remedies which Buyer may have against Seller at law or in equity. Buyer will, promptly upon receiving notice of a claim against it by a third party for which indemnification is sought under this Agreement, notify Seller of such claim. If Seller agrees that it is liable to provide complete indemnification for any such claim under this Agreement, Seller shall have the right to conduct, at its expense, the defense of such claim and Buyer shall not settle such claim except with the consent of Seller, which consent shall not be unreasonably withheld. Failure to give prompt notice of any claim by a third party shall bar indemnification for such claim under this Agreement only to the extent that the indemnifying party was prejudiced by such failure.

                  7.3 INDEMNITY OF SELLER. Buyer will indemnify, defend, and hold harmless Seller against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that Seller incurs or suffers, which arise, result from or relate to [i] any breach of, or failure by Buyer to perform, any of the representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished by Buyer pursuant to this Agreement, and [ii] the operation of the Branch after the Closing. The right of indemnity of Seller as set forth in this Section 7.3 shall be in addition to all other rights or remedies which Seller may have against Buyer at law or in equity. Seller will, promptly upon receiving notice of a claim against it by a third party for which indemnification is sought under this Agreement, notify Buyer of such claim. If Buyer agrees that it is liable to provide complete indemnification for any such claim under this Agreement, Buyer shall have the right to conduct, at its expense, the defense of such claim and Seller shall not settle such claim except with the consent of Buyer, which consent shall not be unreasonably withheld. Failure to give prompt notice of any claim by a third party shall bar indemnification for such claim under this Agreement only to the extent that the indemnifying party was prejudiced by such failure.

                                   ARTICLE 8.
                                  TERMINATION

                  8.1 TERMINATION. This Agreement may be terminated as follows:

                  A. This Agreement may be terminated by the mutual agreement of the parties hereto.

                  B. Buyer may, in addition to other remedies which may be available, upon prior written notice, terminate this Agreement (i) within thirty
(30) days following the date of this Agreement, if Buyer determines, in its sole discretion, that it is not satisfied with the terms, conditions or amounts of the Deposits and/or the Loans and/or the Real Property and Improvements, or (ii) if Seller materially breaches any representation or warranty or materially breaches any covenant in this Agreement or upon the failure and nonwaiver of any condition precedent set out in Section 6.2 unless, in the case of a material breach of a covenant or failure of a condition, within thirty (30) days after written notice from Buyer, Seller shall have cured such breach or failure.

                  C. Seller may, in addition to other remedies which may be available, upon prior written notice, terminate this Agreement in the event Buyer breaches any representation or warranty or materially breaches any covenant in this Agreement or upon the failure and nonwaiver of any condition precedent set out in Section 6.1 unless, in the case of a material breach of a covenant or failure of a condition, within thirty (30) days after written notice from Seller, Buyer shall have cured such breach or failure.

                  D. Unless the Closing Date shall have occurred on or before September 15, 1997, the Board of Directors of Buyer or Seller may terminate this Agreement and declare it of no further effect.

                  8.2  Declaration.  Any  declaration of termination  under this
Article 8 by Buyer or Seller shall be pursuant to resolution of its Board of Directors or by executive officers thereof duly authorized by their respective Board of Directors to make such a declaration, shall be made by written notice given to the other party setting forth the grounds for the termination, including, if applicable, the alleged material misrepresentation, breach or failure, and, unless, in the case of a material breach of a covenant or a failure of a condition, such material breach or failure is timely cured, shall have the effect of terminating this Agreement effective upon the delivery of such written notice or the expiration of any applicable cure period, whichever is later, whereupon the same shall have no further effect. Notwithstanding the foregoing, no termination of this Agreement shall affect the covenants set forth in Section 11.6 relating to expenses, which shall survive any such termination, and, except as otherwise expressly provided herein, no termination of this Agreement on the grounds of a material misrepresentation or uncured material breach of any covenant contained herein shall relieve the breaching party from any liability for such uncured material misrepresentation or uncured material breach of any covenant or agreement contained herein giving rise to such termination.

                                   ARTICLE 9.
                                 NONCOMPETITION

                  9.1 Covenant Against Competition. Seller covenants and agrees that, for a period of one year after the Closing Date, it shall not [i] engage in the financial services industry in any manner whatsoever or compete with the Branch within Calloway County, Kentucky; [ii] solicit or cause or attempt to cause any customer or depositor of the Branch to withdraw his, her or its banking affiliation from the Branch; [iii] utilize its lists of the names and addresses of the depositors at the Branch in order to solicit any deposits from those depositors (unless the depositor shall remain a customer of Seller after the Closing); or [iv] directly or indirectly solicit for employment any of Buyer's employees at the Branch or induce or attempt to cause or induce any person now or hereafter employed at the Branch to terminate such employment. In the event that any provision hereof relating to the time period and/or the scope of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or scope of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

                  9.2 REMEDIES FOR BREACH. In the event of a breach or threatened breach of any of the covenants in Section 9.1, Buyer shall have the right to seek monetary damages for any past breach and equitable relief, including specific performance by means of an injunction to prevent or restrain any such breach.

                                  ARTICLE 10.
                                OTHER AGREEMENTS

                  10.1 RETURNED ITEMS. If Buyer is charged for any Returned Item, as defined below, Buyer will use its best efforts to obtain reimbursement from the account to which, or from the party to whom, the Returned Item was credited. If there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit at the Branch or at any other branch office of Buyer standing in the name of the party liable for such item, Buyer will debit any or all of such accounts an amount equal in the aggregate to the Returned Item plus a $20.60 processing fee for each Returned Item. If those accounts do not contain funds sufficient to reimburse Buyer fully, Seller will, upon notice from Buyer, immediately repay to Buyer the amount of the Returned Item and Buyer will assign the Returned Item to Seller for collection. "Returned Item" as used in this Section 10.1, shall mean any item that was credited for deposit to or cashed against an account at the Branch prior to the Closing and returned unpaid on or within twelve (12) months after the Closing.

                  10.2 CHECK CLEARING. Seller agrees to handle in accordance with normal and standard clearing procedures customary in banking any check clearing items drawn on deposit accounts transferred to Buyer at the Closing for a period of up to 180 days following the Closing Date. The parties agree that after 180 days following the Closing Date, customers having deposit accounts assumed by Buyer at the Closing will be held accountable for using checks naming Buyer as drawee, and Seller will not be obligated to honor any check clearing items drawn on such accounts .

                  10.3 ACH DEPOSITS. Buyer will use its best efforts to have all direct arrangements transferred to it from Seller within 180 days after the Closing Date. Seller will provide Buyer, within 30 days prior to Closing, a list of its ACH entries for electronic transfer accounts domiciled at the Branch together with all supporting documentation, including the name, address and identification or account number of each ACH originator and each deposit account customer affected. Promptly upon receipt of such list, Buyer agrees to notify each ACH originator and deposit account customer identified of the proposed transfer and assumption of the deposit account which is the subject of the direct deposit or credit arrangement. Seller will update the information on such list as of the close of business on the Closing Date and deliver to Buyer such updated information within seven (7) days following the Closing Date. After the Closing for a period of 180 days, Seller will, on a daily basis, remit and transfer to Buyer all ACH entries and corresponding direct deposits intended for accounts to be assumed hereunder.

                  10.4 BACKUP WITHHOLDING. Any amounts required by any governmental agencies to be withheld from any of the Deposits (the "Withholding Obligations") will be handled as follows:

                  A. Any Withholding Obligations required to be remitted to the appropriate governmental agency prior to the Closing will be withheld and remitted by Seller.

                  B. Any Withholding Obligations required to be remitted to the appropriate governmental agency on or after the Closing will be remitted by Buyer. At the Closing, Seller will remit to Buyer all sums withheld by Seller pursuant to Withholding Obligations which funds are or may be required to be remitted to governmental agencies on or after the Closing.

                  10.5 INTEREST REPORTING. Seller shall report from January 1, 1997 through the Closing Date and Buyer shall report from the day after the Closing Date through the end of the calendar year all interest credited to, interest withheld from and early withdrawal penalties charged to the Deposits. Said reports shall be made to the holders of these accounts and to the applicable federal and state regulatory agencies. If as a result of the transfer of books and records required hereunder, Seller is unable to report interest as contemplated hereby, Seller and Buyer will cooperate to arrive at a mutually acceptable alternative arrangement for the reporting of interest.

                  10.6 NOTICES TO DEPOSITORS. Seller shall use its best efforts to provide Buyer an intermediate customer list of the Deposits to be assumed, together with one (1) set of mailing labels, as of month-end prior to the Closing Date. On the Closing Date, Seller shall provide a final customer list on the assumed Deposits. At least fourteen (14) days before the Closing (or on such earlier or later date as may be required by law), Seller shall mail notice (the "Notification") to the holders of the Deposits to be assumed that, subject to the closing requirements, Buyer will be assuming the liability of the Deposits. The Notification will be based on the list and labels referred to above and a log maintained at the Branch of the new accounts opened since the date of said list. Seller shall provide Buyer with a copy of said log up to the date of Seller's mailing. After Seller has mailed the Notification, Buyer shall send notification to the same holders setting out the details of its administration of the assumed accounts and may, with Seller's prior written consent (which shall not be unreasonably withheld), communicate with and mail information, brochures, bulletins, press releases and other communications to depositors of the Branch concerning the business and operations of Buyer. Each party shall obtain the other party's approval of its notification letter(s) and any other communications to depositors of the Branch regarding the transactions contemplated hereby. The Notification may be made jointly if [i] it is permitted by applicable statutes and regulations and [ii] Seller and Buyer can agree to the content thereof.

                  10.7 DATA PROCESSING. In the event Buyer is unable to completely convert the data processing functions of the Branch to its system on or prior to the Closing Date, Seller agrees that it will use its best efforts to negotiate in good faith with the current servicer of the data processing functions of the Branch for the provision of data processing services at the Branch until such conversion by Buyer is complete.

                  10.8 EMPLOYEES. The parties acknowledge that Buyer may, but shall be under no obligation, expressed or implied, to offer employment or employ any of the employees of the Branch at or following the Closing. Within 30 days of the date of this Agreement, Buyer will identify for Seller any of the employees of the Branch Buyer is interested in employing upon the Closing, and Seller will make available to Buyer for employment those employees who desire employment by Buyer following the Closing.

                                  ARTICLE 11.
                               GENERAL PROVISIONS

                  11.1 PRESS RELEASES. All parties to this Agreement agree that any press release or other public announcement by either party pertaining to the transactions contemplated hereby shall be coordinated with the other party hereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary by law.

                  11.2 LAW AND SECTION HEADINGS. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky. Section headings are used in this Agreement for convenience only and are to be ignored in the construction of the terms of this Agreement.

                  11.3 MODIFICATIONS. No modification, extension, renewal, rescission, termination or waiver of any of the provisions contained herein or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon any of the parties unless made in writing and duly executed by the parties and authorized by resolution of their respective Boards of Directors or their respective officers authorized by their respective Boards of Directors.

                  11.4 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

                  11.5 NOTICES. All notices hereunder shall be in writing and shall be deemed to have been given or made when delivered or mailed, first class, registered or certified mail, postage prepaid, addressed as follows, until notice of another address or additional addresses has been received by the other parties:

                  If to Buyer, to:

                  United Commonwealth Bank, FSB
                  1111 Main Street
                  Murray, Kentucky  42071
                  Attention:  John E. Peck, President

                  With a copy to:

                  CBT Corporation
                  333 Broadway
                  Paducah, Kentucky  42001
                  Attention:  William J. Jones, President

                  Stewart E. Conner, Esq.
                  WYATT, TARRANT & COMBS
                  2800 Citizens Plaza
                  Louisville, Kentucky  40202

                  If to Seller, to:

                  Republic Bank and Trust Company
                  601 West Market Street
                  Louisville, Kentucky  40202
                  Attention: Steven E. Trager

                  11.6 EXPENSES; RISK OF LOSS. Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Until Closing, the risk of loss to the Assets shall remain with Seller.

                  11.7  COUNTERPARTS.  This  Agreement  may be  executed  in any
number  of  counterparts,   each  of  which  shall  be  an  original,  but  such
counterparts shall together constitute one and the same instrument.

                  11.8 TIME OF ESSENCE; BEST EFFORTS. Time is of the essence to the performance of the obligations set forth in this Agreement. Seller and Buyer each agree to use their respective best efforts to obtain the satisfaction of the conditions to their respective obligations specified herein, and to advise the other party hereto in writing, as to any unusual delays or impediments in obtaining the same.

                  11.9 CLOSING. At the Closing, each party shall execute and deliver all documents required by this Agreement, and such further documents as the other party shall reasonably request in order to satisfy the fulfillment of each party's agreements and undertakings hereunder.

                  11.10 PARTIES IN INTEREST; ASSIGNMENT; THIRD PARTY RIGHTS. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns. No party to this Agreement may however, assign its rights hereunder or delegate its obligations hereunder to any other person or entity without the express prior written consent of the other parties hereto. It is the intention of the parties that nothing in this Agreement shall be deemed to create any right with respect to any person or entity not a party to this Agreement.

                  11.11 ENTIRE AGREEMENT; WAIVER. This Agreement including the Schedules and Exhibits hereto constitutes and contains the entire agreement of Seller and Buyer with respect to the subject matter hereof and supersedes any prior agreement between the parties hereto, whether written or oral. The waiver of a breach of any term or condition of this Agreement must be in writing signed by the party sought to be charged with such waiver and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                          UNITED COMMONWEALTH BANK, FSB


                                                     By  /S/
                                                         ----------------

                                                     Title
                                                          ---------------



                         REPUBLIC BANK AND TRUST COMPANY


                                                     By  /S/
                                                         ------------------

                                                     Title
                                                          -----------------

                               AMENDMENT NO. 1 TO
               AGREEMENT TO PURCHASE ASSETS AND ASSUME LIABILITIES

              This Amendment No. 1 ("Amendment"), dated May 21 , 1997, amends the AGREEMENT TO PURCHASE ASSETS AND ASSUME LIABILITIES ("Agreement"), dated April 1, 1997, by and between UNITED COMMONWEALTH BANK, FSB, a federal savings bank ("Buyer"), and REPUBLIC BANK AND TRUST COMPANY, a Kentucky banking corporation ("Seller").

                  Except as otherwise provided herein, capitalized terms used in this Amendment have the meanings ascribed to them in the Agreement.

                  WHEREAS, the parties mutually desire to modify the Loans to be purchased by Buyer pursuant to the Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, Buyer and Seller agree as follows:


                  1. AMENDMENT TO ARTICLE 1 AND EXHIBIT C. Exhibit C of the Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit C attached hereto.

                  The term "Assets" as used in the Agreement shall, in each case, mean the Cash on Hand, Fixed Assets, the Real Property and Improvements, the Loans and the Records.

                  The term "Loans" as used in the Agreement shall, in each case, mean the loans identified on Exhibit C, as so amended, together with all accrued but unpaid interest thereon, and all right, title and interest of Seller in and to the collateral held as security for the Loans, and any other right, title or interest related in any way to the Loans.

                  2. REAFFIRMATION OF OTHER TERMS AND CONDITIONS. Except as modified by this Amendment, all other terms and conditions of the Agreement, as in effect prior to the execution of this Amendment, shall remain in full force and effect and the same are hereby reaffirmed and ratified as if fully set forth herein.

                  IN  WITNESS  WHEREOF,   Buyer  and  Seller  have  caused  this
Amendment No. 1 to the Agreement to be signed by their respective officers thereunto duly authorized, on this 21st day of May, 1997.


                             UNITED COMMONWEALTH BANK, FSB


                             By  /S/
                                 -------------------

                                 -------------------

                             REPUBLIC BANK AND TRUST COMPANY


                              By /S/
                                 -------------------

                                 ------------------

The exhibits to the Agreement have been omitted from this filing in reliance on Rule 601(b)(2) of Regulation S-K. Republic Bancorp, Inc. will furnish supplemental a copy of any omitted exhibit to the Securities and Exchange Commission upon request.